                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for use of the Commission
                                               only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MARINE TRANSPORT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

                                     April   , 2000
        ------------------------------------------------------------------------

                            [MARINE TRANSPORT LOGO]

                          MARINE TRANSPORT CORPORATION

                                                                  April 25, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 annual meeting of the stockholders of Marine Transport Corporation to be held at the Model Room of The New York Yacht Club located at 37 West 44th Street, New York, New York, on Thursday, May 25, 2000, at 9:00 in the morning. Matters to be considered and acted upon by our stockholders include the election of directors, ratification of the appointment of the certified public accountants for Marine Transport Corporation and the amendment to the Company's 1998 Stock Option Plan For Non-Employee Directors. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

     The vote of every stockholder is important regardless of the number of shares owned. Accordingly, your prompt cooperation in signing, dating, and mailing the enclosed proxy will be appreciated.

                                              Sincerely,

                                              /s/ RICHARD T. DU MOULIN

                                              RICHARD T. DU MOULIN
                                              Chairman of the Board of
                                              Directors, Chief Executive Officer
                                              and President

                                         IMPORTANT
PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Marine Transport Corporation will be held in the Model Room of The New York Yacht Club located at 37 West 44th Street, New York, New York, on Thursday, May 25, 2000, at 9:00 a.m. (Eastern Daylight Savings Time), for the following purposes:

     (1) To elect three directors (Class II) for a three-year term, each to hold office until his successor shall be duly elected and qualified;

     (2) To ratify the appointment of Ernst & Young LLP as auditors of the Company and various subsidiaries for the year ending December 31, 2000;

     (3) To increase the shares of common stock which may used for awards under the Company's 1998 Stock Option Plan For Non-Employee Directors from 150,000 shares to 250,000 shares;

     (4) To consider and act on such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 18, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     A complete list of the stockholders entitled to vote at the meeting will be available at the offices of Marine Transport Corporation, 1200 Harbor Boulevard, Weehawken, New Jersey and at the front desk of the New York Yacht Club, at least 10 days prior to the meeting.

                                              By Order of the Board of Directors

                                              /s/ PETER POPOV

                                              PETER N. POPOV
                                              Secretary

Weehawken, New Jersey
April 25, 2000

                          MARINE TRANSPORT CORPORATION
                             1200 Harbor Boulevard
                        Weehawken, New Jersey 07087-0901

                                PROXY STATEMENT

     The following statement is submitted to stockholders to solicit proxies for the Annual Meeting of Stockholders of Marine Transport Corporation ("MTC" or the "Company") to be held on May 25, 2000. This proxy is being mailed to stockholders of record on or about April 25, 2000, concurrently with the Company's 1999 Annual Report. The Company's corporate headquarters are located at 1200 Harbor Boulevard, Weehawken, New Jersey 07087-0901, but the Annual Meeting will be held in the Model Room of The New York Yacht Club located at 37 West 44th Street, New York, New York. A proxy for this meeting is enclosed.

     The purposes of the meeting are to:

     (1) Elect three directors (Class II) for a three-year term, each to hold office until his successor shall be duly elected and qualified;

     (2) Ratify the appointment of Ernst & Young LLP as auditors of the Company and various subsidiaries for the year ending December 31, 2000;

     (3) Increase the shares of common stock which may be used for awards under the Company's 1998 Stock Option Plan For Non-Employee Directors from 150,000 shares to 250,000 shares;

     (4) Consider and act on such other business as may properly come before the meeting.

     The solicitation of the proxy enclosed with this Proxy Statement is made by and on behalf of the Board of Directors of the Company. The cost of this solicitation will be paid by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting, form of proxy and this Proxy Statement. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company and its subsidiaries (at no additional compensation) may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals and the Company will reimburse such persons for their expenses in so doing.

     The shares represented by all valid proxies in the enclosed form will be voted if received in time for the meeting and voted in accordance with the specifications, if any, made on the proxy. If no specification is made, the proxies will be voted FOR the nominees for directors, FOR the ratification of the appointment of Ernst & Young LLP as auditors and FOR the amendment to the 1998 Stock Option Plan For Non-Employee Directors. A proxy is revocable at any time prior to being voted by giving written notice to the Secretary of the Company or by attending the meeting and voting in person.

                         CERTAIN BACKGROUND INFORMATION

     During 1998, in conjunction with the transactions described below, the Company changed its name from OMI Corp. to Marine Transport Corporation ("MTC"). Pursuant to the terms and conditions of an Acquisition Agreement dated as of September 15, 1997 by and among the Company, Universal Bulk Carriers, Inc. (a former subsidiary of the Company), Marine Transport Lines, Inc. ("MTL") and certain shareholders of MTL, the Company acquired all of the outstanding common stock of MTL on or about June 17, 1998 (the "Acquisition"). As partial consideration for the Acquisition, MTL shareholders were issued shares of the common stock of the Company. (See "Security Ownership of Certain Beneficial Owners and Management.") Contemporaneously with the Acquisition, the Company separated its foreign and domestic shipping operations and transferred the assets, liabilities and operations of its foreign business to a newly created Marshall Islands corporation named OMI CORPORATION. As a result of these transactions: (a) the stockholders of OMI CORP. became stockholders of two separate publicly traded companies, MTC and OMI CORPORATION; (b) MTC became an entity consisting of the Company's domestic shipping assets, liabilities and operations and certain assets, liabilities and operations of MTL; (c) OMI CORPORATION became an entity consisting of the Company's international shipping assets, liabilities and operations; (d) the management of MTC was assumed by certain officers and directors of MTL (as well as certain newly elected directors); and (e) the management of OMI CORPORATION was assumed by certain of the officers and directors of OMI CORP. who served in that capacity prior to the Acquisition.

                      VOTING SECURITIES AND VOTES REQUIRED

     As of April 18, 2000, the record date for the meeting, MTC had outstanding 6,555,368 shares of common stock, par value $.50 per share (the "Common Stock"). Each share of common stock is entitled to one vote on all matters to come before the meeting, including the election of directors. A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Brokers who hold shares for the account of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.

     The election of each nominee for director requires a plurality of votes of the holders of the shares of common stock cast in the election of directors. The proposals to amend the 1998 Stock Option Plan for Non-Employee Directors and ratify the appointment of auditors require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by a proxy at the meeting. Broker non-votes will not be treated as votes cast with respect to any matter presented at the Annual Meeting and abstentions will be treated as negative votes on all matters other than election of directors, in which case they will not be counted either in favor of or against the election of the nominee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 18, 2000, certain information with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock, which is the only class of outstanding voting securities, (ii) each director and nominee for director, (iii) each executive officer and (iv) all directors and all executive officers as a group:

NAME AND ADDRESS OF                       AMOUNT AND NATURE OF      PERCENT OF
BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)      CLASS
-------------------                      -----------------------    ----------
Dimensional Fund Advisors..............           416,990              6.36%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401(2)
Harrowston Corporation.................           535,743               8.1%
  Suite 3280
  P.O. Box 753
  181 Bay Street
  Toronto, Ontario M5J 2T3
  Canada
Kenneth E. Jones.......................           504,678              7.69%
  Seahawk Ranch
  22495 Cabrillo Highway
  Half Moon Bay, California 94019(3)
DIRECTORS AND NOMINEES
Brent D. Baird(4)......................           875,500              13.3%
Richard T. du Moulin...................           652,974              9.96%
Paul B. Gridley........................           397,571              6.06%
Mark L. Filanowski.....................           173,486              2.64%
Jerome Shelby..........................            87,861              1.34%
William M. Kearns, Jr..................            28,007              *
Stanley Rich(5)........................            23,348              *
Michael Klebanoff......................            34,473              *
Jonathan Blank.........................            28,900              *
Elaine L. Chao.........................             9,500              *
NON-DIRECTOR EXECUTIVE OFFICERS
Peter N. Popov.........................            19,586              *
Jeffrey M. Miller......................            34,897              *
All directors and executive officers as
  a group(12)..........................         2,366,103              33.3%

-------------------------

 *  Represents holdings of less than 1% (one percent)

(1) Includes all shares with respect to which each person, executive officer, director or nominee for director, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares. With respect to executive officers, includes shares that may be purchased under currently exercisable stock options granted pursuant to the Marine Transport Corporation 1998 Incentive Equity Plan. (Under the terms of that plan, one third of the options granted pursuant thereto on June 29, 1998 are currently exercisable.) With respect to Non-Employee Directors, includes shares that may be purchased under currently exercisable stock options granted pursuant to the Marine Transport Corporation 1998 Stock Option Plan for Non-Employee Directors. (Under the terms of that plan, 100% of the stock options granted pursuant thereto on June 18, 1998 are currently exercisable.)

(2) In its capacity as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, Dimensional Fund Advisors, Inc. ("Dimensional") furnishes advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional possesses voting and/or investment power over these shares but disclaims beneficial ownership.

(3) Includes 2,000 shares owned by the Joanne Lauridsen Trust of which Mr. Jones is a trustee; 426,666 shares owned by the Seahawk Investment Trust of which Mr. Jones and his wife are trustees; and 73,334 shares owned by the Seahawk Ranch Irrevocable Trust of which Mr. Jones is a trustee. In her capacity as a trustee of the Seahawk Investment Trust, Mr. Jones' wife Signed Kim Lauridsen-Jones shares voting and investment power with regard to 426,666 shares.

(4) Includes 30,000 shares owned by Aries Hill Corp., a private holding company with an address at 1350 One M&T Plaza, Buffalo, New York 14203, of which Mr. Baird is a director, President and Treasurer (Mr. Baird has shared voting power and shared investment power with regard to these shares); 25,000 shares owned by Mr. Baird; 50,000 shares owned by Mr. Brian D. Baird, Mr. Baird's brother, in his capacity as Successor Trustee under an agreement dated 7/31/22; 70,500 shares owned by The Cameron Baird Foundation, a charitable private foundation with an address at Box 564, Hamburg, New York 14075, whose board consists of members of Mr. Baird's family; and 549,710 shares owned by First Carolina Investors, Inc. ("FCI"), a closed end non-diversified management investment company with an address at 1130 East 3rd Street, Suite 1410, Charlotte, North Carolina 28204, of which Mr. Baird is Chairman and Director (Mr. Baird has shared voting power and shared investment power with regard to these shares). When aggregated with the beneficial interests in FCI common stock of their spouses, children, parents, siblings and various corporations, trusts and other entities associated with the Baird family, the family's cumulative ownership of FCI's outstanding common stock is approximately 55%.

(5) Includes 1,000 shares purchased for Mr. Rich's granddaughter in the name of her mother as custodian.

                             ELECTION OF DIRECTORS

     MTC's Restated Certificate of Incorporation and By-Laws provide that the number of directors constituting the entire Board of Directors of MTC shall be:
(a) not less than five nor more than fifteen, as fixed from time to time by the vote of not less than 66 2/3% of the entire Board of Directors, provided, however, that the number of directors constituting the entire Board of Directors shall be ten until otherwise fixed by the vote of not less than 66 2/3% of the entire Board of Directors; and (b) divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits. The Board currently consists of ten (10) members divided into three classes. The directors in each class hold office for staggered terms of three years. The three current Class II directors, Paul B. Gridley, William M. Kearns, Jr. and Michael Klebanoff, whose present terms expire in 2000, are being proposed for reelection at this Annual Meeting for new three year terms expiring in 2003.

     All nominees for Class II are willing to serve as directors, but if any nominee becomes unable to serve prior to the Annual Meeting, the persons named as proxies have discretionary authority to vote for a substitute nominee named by the Board of Directors, or the Board of Directors may reduce the number of directors to be determined and elected.

     The Board of Directors recommends a vote in favor of the election of the nominees for directors to Class II.

     The following table sets forth certain information regarding the members of and nominees for the Board of Directors:

                                 CLASS AND
                                    YEAR
NAME AND OTHER                    IN WHICH            PRINCIPAL            FIRST BECAME
INFORMATION              AGE    TERM EXPIRES          OCCUPATION            A DIRECTOR
--------------           ---   --------------  ------------------------    ------------
                   NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING
Paul B. Gridley........  47       Class II     Consultant to Marine          06/15/98
                                   (2000)      Transport Corporation
William M. Kearns,                Class II     Vice Chairman, Keefe          06/15/98
  Jr...................  64        (2000)      Managers, Inc. and
                                               President, W.M. Kearns &
                                               Co., Inc., a private
                                               investment company
Michael Klebanoff......  79       Class II     Private Investor And         01/29/69*
                                   (2000)      Director of OMI
                                               Corporation
                            DIRECTORS WHOSE TERMS CONTINUE
Elaine L. Chao.........  47      Class III     Distinguished Fellow,         06/15/98
                                   (2001)      The Heritage Foundation
                                               And Chairman of its Asia
                                               Advisory Council
Richard T. du Moulin...  53      Class III     Chairman of the Board,        06/15/98
                                   (2001)      President and Chief
                                               Executive Officer,
                                               Marine Transport
                                               Corporation
Jerome Shelby..........  70      Class III     Of Counsel, Cadwalader,       06/15/98
                                   (2001)      Wickersham & Taft
Brent D. Baird.........  61       Class I      Private Investor              05/04/99
                                   (2002)
Jonathan Blank.........  56       Class I      Partner, Preston Gates        06/15/98
                                   (2002)      Ellis & Rouvelas Meeds

                                 CLASS AND
                                    YEAR
NAME AND OTHER                    IN WHICH            PRINCIPAL            FIRST BECAME
INFORMATION              AGE    TERM EXPIRES          OCCUPATION            A DIRECTOR
--------------           ---   --------------  ------------------------    ------------
Mark L. Filanowski.....  45       Class I      Senior Vice President,        06/15/98
                                   (2002)      Treasurer and Chief
                                               Financial Officer,
                                               Marine Transport
                                               Corporation
Stanley B. Rich........  76       Class I      Independent Accountant        06/15/98
                                   (2002)

-------------------------

* Mr. Klebanoff was a director of OMI Corp. prior to the Acquisition and related transactions. (See "Certain Background Information")

                 ADDITIONAL INFORMATION CONCERNING THE BOARD OF
                DIRECTORS AND NOMINEES TO THE BOARD OF DIRECTORS

     During 1999, there were six Board of Directors meetings of the Company. No incumbent director attended fewer than 75 percent of the aggregate of the total number of meetings: (1) of the Board of Directors (held during the period for which he or she has been a director); and (2) held by all committees of the board on which he or she served (during the periods that he or she served).

     The Audit Committee, which consists of Messrs. Rich and Blank, and since July 13, 1999, Mr. Gridley, recommends to the Board the auditors to be appointed for the Company, reviews the results of each year's audit, evaluates any recommendations the auditors may propose concerning the Company's internal controls and procedures and oversees the responses made to any such recommendations.

     The Compensation Committee, which consists of Messrs. Kearns, Shelby and Rich, reviews and determines the compensation of the Company's executives.

     The Nominating Committee, which consists of Messrs. Baird, Chao and Klebanoff, was created to advise to the Board of Directors with regard to nominations to the Company's Board of Directors. The Nominating Committee recommends to the Board of Directors the individuals to be nominated for election as directors at the annual meeting of stockholders and has the authority to recommend the individuals to be elected as directors to fill any vacancies or additional directorships which may arise from time to time on the Board of Directors. The Nominating Committee also considers nominations made in accordance with the procedure in the following paragraph.

     The Company's By-Laws provide that nominations for the election of directors may be made in writing by any stockholder entitled to vote for the election of directors, such writing to be delivered or mailed to the executive offices of the Company, 1200 Harbor Boulevard, Weehawken, New Jersey 07087-0901, not less than ten days nor more than 60 days prior to the meeting, except that if less than 21 days notice of the meeting is given, such written notice shall be delivered or mailed not later than the close of business on the seventh day following the day on which notice of the meeting was mailed. Each notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and, if known, residence address of such person; (ii) the principal occupation or employment of such person; and (iii) the number of shares of the Company that are beneficially owned by such person. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, such nomination will be disregarded.

     In 1999: (a) the Audit Committee met three times for the purpose of reviewing audit procedures and inquiring into financial, legal, and other matters; (b) the Compensation Committee met two times for the purpose of reviewing overall compensation and employee benefit practices and programs; and
(c) the Nominating Committee held no meetings.

                            THE NOMINEES TO CLASS II

     MR. GRIDLEY is a consultant to the Company. Mr. Gridley was the President and Vice Chairman of MTL from November 1989 until June 18, 1998. Prior to that time, Mr. Gridley was employed as a Senior Vice President of Shearson Lehman Hutton, Inc. in the Investment Banking Division where he was responsible for ship financing.

     MR. KEARNS formed W.M. Kearns & Co., Inc., a private investment company, where he has served as President since July 1994. From 1969 to June 1994, Mr. Kearns was a Managing Director of Lehman Brothers and its predecessor firms. Mr. Kearns served as an advisor to MTL's board of directors from 1993 until 1998 and from 1989 to 1993 was a member of MTL's Board of Directors. Mr. Kearns is: (a) a director of Selective Insurance Group, Inc., Malibu Entertainment Worldwide, Inc., Greenfield Capital Partners, and Transistor Devices, Inc.; (b) a trustee of EQ Advisors Trust (The Equitable Life Assurance Society of the United States); and (c) an advisory director of Proudfoot Consulting, PLC. He has been the Vice Chairman of Keefe Managers, Inc. since December of 1998.

     MR. KLEBANOFF is a private investor who founded the predecessor of the Company. From 1983 to 1995, Mr. Klebanoff was Chairman of the Board of the Company, and from 1969 to 1983 he was President of the Company. He is a currently a member of the board of directors of OMI CORPORATION.

                             THE MEMBERS OF CLASS I

     MR. BAIRD is a private investor and a member of the boards of directors of M&T Bank Corporation, First Carolina Investors, Inc., Allied Healthcare Products, Inc., Ecology & Environment, Inc., Exolon -- ESK, Inc., Todd Shipyards Corporation, and Merchants Group, Inc. Mr. Baird was a major shareholder of Marine Transport Lines, Inc. ("MTL"), currently a subsidiary of the Company, and served on MTL's board of directors from 1986 until 1989 when MTL was a public company.

     MR. BLANK has experience in maritime issues, especially those affecting U.S. flag vessels, and has been a partner with Preston Gates Ellis & Rouvelas Meeds since prior to 1995 and is currently the Managing Partner of that firm.

     MR. FILANOWSKI has been Senior Vice President, Chief Financial Officer and Treasurer of the Company since June, 1998. Prior thereto, he was Senior Vice President of MTL since November 1989 serving as MTL's head of operations and ship management since 1994 and as chief financial officer from 1989 to 1994. From 1984 to 1988, Mr. Filanowski served as Vice President and Controller of Armtek Corporation, and from 1976 to 1984 he served as Audit and Tax Manager for Ernst & Young. Mr. Filanowski is a director of Shoreline Mutual (Bermuda), Ltd., a mutual insurance company that provides guarantees to the U.S. Coast Guard on behalf of the insurance company's members (including the

Company) to enable them to be issued Certificates of Financial Responsibility under the Oil Pollution Act of 1990.

     MR. RICH has been a practicing accountant for over 50 years and served as an advisor to MTL's board of directors from 1993 until 1998 and from 1989 to 1993 was a member of MTL's Board of Directors. Mr. Rich is a retired director of Fleet Bank.

                            THE MEMBERS OF CLASS III

     MS. CHAO has been a Distinguished Fellow at The Heritage Foundation since August 1996 where she is also chairman of its Asia Advisory Council. From 1992 to 1996, Ms. Chao was president and chief executive officer of United Way of America. Prior to joining United Way of America, she was director of the Peace Corps and prior thereto was deputy secretary of the U.S. Department of Transportation. In 1988 and 1989, Ms. Chao was the chairman of the Federal Maritime Commission. From 1986 to 1988, she served as deputy administrator of the Maritime Administration. She has also served as a vice president of BankAmerica Capital Markets Group. Ms. Chao is a director of Northwest Airlines, Clorox, Columbia/HCA, C.R. Bard, Inc. and Raymond James Financial.

     MR. DU MOULIN has been Chairman, Chief Executive Officer and President of the Company since June 1998. Prior thereto he was Chairman and Chief Executive Officer of MTL since November 1989. Prior to joining MTL, Mr. du Moulin was employed at the Company, where he held the position of Chief Operating Officer and was a member of the Board of Directors. Mr. du Moulin served three years as a U.S. Navy officer and thereafter continued to serve on the Fales Advisory Committee to the Superintendent of the U.S. Naval Academy. He is presently Chairman of the International Association of Independent Tanker Owners (INTERTANKO), Chairman of the North American Regional Council for the American Bureau of Shipping and is on the Board of Seamen's Church Institute of New York and New Jersey.

     MR. SHELBY has been of counsel to the law firm of Cadwalader, Wickersham & Taft since 1993, where Mr. Shelby was a partner from 1963 through 1992. Cadwalader, Wickersham & Taft has acted as counsel to the Company and, from time to time since 1958, provided legal services to MTL. Mr. Shelby served as an advisor to MTL's board of directors from 1993 until 1998 and from 1989 to 1993 was a member of MTL's Board of Directors. He is also a director of Astro Tankers Limited, an oil tanker owner, and is a director and executive vice president of Energy Transportation Group, Inc., a shipping and energy company, and is on the board of Seamen's Church Institute of New York and New Jersey.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Paul B. Gridley, a member of Class II of the Company's Board of Directors, is party to a consulting agreement with the Company pursuant to which, for two years commencing on or about June 18, 1998, he will perform consulting services for the Company for $189,000 per year.

     Jonathan Blank, a member of Class I of the Company's Board of Directors, is also a member of the law firm of Preston Gates Ellis & Rouvelas Meeds LLP ("Preston Gates"). The Company retained Preston Gates during its last fiscal year and proposes to retain Preston Gates during the current fiscal year.

     Jerome Shelby, a member of Class III of the Company's Board of Directors, is also of counsel to Cadwalader, Wickersham & Taft ("Cadwalader"). The Company retained Cadwalader during its last fiscal year and proposes to retain Cadwalader during the current fiscal year.

COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of the Company do not receive any fees or remuneration for services on the Board of Directors or of any Committee thereof. Commencing on or about June 18, 1998, each member of the board of directors of the Company who is not an employee of the Company became entitled to an annual retainer of $15,000 and a fee of $1,500 per board (or committee) meeting attended. Effective March 3, 2000, the annual retainer for each member of the board of directors of the Company who is not an employee of the Company was increased to $20,000.

     Non-employee directors also participate in the Marine Transport Corporation 1998 Stock Option Plan for Non-Employee Directors. Under that plan, each Non-Employee director was automatically granted an option to acquire 7,500 shares of the Company's common stock upon becoming a director. On May 4, 1999, each Non-Employee Director was granted an option to acquire an additional 7,500 shares of the Company's common stock.

EXECUTIVE COMPENSATION

     The Summary Compensation Table shows the compensation for each of the Company's Chief Executive Officer and three other Executive Officers of the Company for the period since the Acquisition, including that approximately one half year period in 1998 when the management of the Company consisted of certain individuals who managed Marine Transport Lines, Inc. prior to the Acquisition (the "named executive officers") (see "Certain Background Information.")

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                    ANNUAL COMPENSATION                  COMPENSATION AWARDS
                        --------------------------------------------   ------------------------
                                                           OTHER       RESTRICTED    SECURITIES
                                                           ANNUAL        STOCK       UNDERLYING    ALL OTHER
NAME AND                                                COMPENSATION     AWARDS       OPTIONS/    COMPENSATION
PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)        ($)          ($)(1)      SARS(#)(2)       ($)
------------------      ----    ---------   ---------   ------------   ----------    ----------   ------------
Richard T. du           1999     351,936       30,000        0                0        30,000
Moulin................
  President and Chief   1998(3)  157,716       30,000(4)      0               0        25,000             0
  Executive Officer
Mark L. Filanowski....  1999     231,768       20,000        0                0        20,000             0
  Senior Vice           1998(3)  120,288       20,000(4)      0               0        25,000
  President,
  Chief Financial
  Officer and
  Treasurer
Peter N. Popov........  1999     180,264            0        0                0        10,000             0
  Vice President,       1998(3)   93,561       10,000(4)      0               0        18,750
  Secretary and
  General Counsel
Jeffrey Miller........  1999     150,000            0        0                0        10,000
  Vice President,       1998(3)   72,173       20,000(4)      0               0        18,750             0
  Chartering

-------------------------
(1) Messrs. du Moulin, Filanowski, Popov and Miller had no restricted stock holdings in or prior to 1999.

(2) Options granted under the Marine Transport Corporation 1998 Equity Incentive Plan to the named executive officers. Marine Transport Corporation did not grant any stock appreciation rights in calendar year 1999.

(3) Includes only those amounts paid to Messrs. du Moulin, Filanowski, Popov and Miller in their capacity as executive officers of Marine Transport Corporation between June 18, 1998 and December 31, 1998. Prior to that period, Messrs. du Moulin, Filanowski, Popov and Miller were officers of Marine Transport Lines, Inc.

(4) Does not include bonus amounts paid by MTL to Messrs. du Moulin, Filanowski, Popov and Miller in 1998 after the Acquisition for services rendered to MTL prior to the Acquisition.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. du Moulin, Filanowski, Popov and Miller. Pursuant to the employment agreements, Messrs. du Moulin, Filanowski, Popov and Miller receive base salaries prescribed therein and are eligible for discretionary incentive bonuses approved by the compensation committee of the Company's Board of Directors.

     The agreements with each executive are for one-year terms commencing on June 18, 1998 and may be renewed for consecutive one year periods. If the agreements with Messrs. du Moulin and Filanowski are not renewed at the end of any term thereof or if the Company terminates either Executive without cause, the Company will be required to pay each such Executive an amount equal to 150% of the base salary then in effect for such affected Executive. The agreement with Mr. Popov provides that if such agreement is not renewed at the end of any term thereof or if the Company terminates Mr. Popov without cause, the Company will be required to pay Mr. Popov an amount equal to the base salary in effect for Mr. Popov. The agreement with Mr. Miller provides that if such agreement is not renewed at the end of any term thereof or if the Company terminates Mr. Miller without cause, the Company will be required to pay Mr. Miller an amount equal to one-half of the base salary then in effect for Mr. Miller. Under the employment agreements, each Executive will be paid, subject to the limitations of Section 280G of the Code, 300% of compensation then in effect upon the occurrence of a change of control of the Company resulting from a hostile takeover.

     Paul B. Gridley, a member of Class II of the Company's Board of Directors, is party to a consulting agreement with the Company pursuant to which, for two years commencing on or about June 18, 1998, he will perform consulting services for the Company for $189,000 per year.

     The following table shows information concerning stock options granted to the named executive officers during calendar year 1999 pursuant to the Marine Transport Corporation 1998 Incentive Equity Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                             -----------------------------------------                   ANNUAL RATES OF
                             NUMBER OF      % OF TOTAL                                     STOCK PRICE
                             SECURITIES      OPTIONS                                      APPRECIATION
                             UNDERLYING     GRANTED TO     EXERCISE OR                 FOR OPTION TERM(2)
                              OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION   ---------------------
EXECUTIVE OFFICER            GRANTED(1)   IN FISCAL YEAR   (PER SHARE)      DATE        5%($)      10%($)
-----------------            ----------   --------------   -----------   ----------   ---------  ----------
                                                --               --         --               --          --
                                                --               --         --               --          --
                                                --               --         --               --          --
Richard T. du Moulin.......    30,000           29%           $3.18       5/03/09     60,138.05  152,401.62
Mark L. Filanowski.........    20,000           19%           $3.18       5/03/09     40,092.03  101,601.08
Peter N. Popov.............    10,000          9.5%           $3.18       5/03/09     20,046.02   50,800.54
Jeffrey Miller.............    10,000          9.5%           $3.18       5/03/09     20,046.02   50,800.54

-------------------------

(1) Options for the named executive officer were granted as of May 3, 1999. One-third of the options will become exercisable on May 3, 2000 and the remaining options will become exercisable in one-third increments on May 3, 2001 and May 3, 2002, subject to the terms of the options.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions.

     The following table shows the exercise of stock options or tandem SARs during fiscal year 1999 by each of the named executive officers and the fiscal year-end value of unexercised options and SARs.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                       VALUE OF UNEXERCISED
                              NUMBER                     NUMBER OF UNEXERCISED             IN-THE-MONEY
                           OF SECURITIES                OPTIONS/SARS AT FISCAL             OPTIONS/SARS
                            UNDERLYING      VALUE           YEAR END(#)(1)           AT FISCAL YEAR END($)(2)
                           OPTIONS/SARS    REALIZED   ---------------------------   ---------------------------
NAME                       EXERCISED(#)      ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -------------   --------   -----------   -------------   -----------   -------------
Richard T. du Moulin.....        0            0          8,332         46,668               0               0
Mark L. Filanowski.......        0            0          8,332         36,668         $666.48       $1,333.30
Peter N. Popov...........        0            0          6,249         22,501         $749.88       $1,500.12
Jeffrey Miller...........        0            0          6,249         22,501         $749.88       $1,500.12

-------------------------

(1) Under the Marine Transport Corporation 1998 Incentive Equity Plan, options vest over a period of three years (unless there is a change of control, in which case the options vest immediately) are granted at an exercise price of not less than 100% of the fair market value of the stock subject to the option on the date of the grant of the option and are exercisable over a period of not more than ten years from the date of grant.

(2) Based on the closing price of the Company's common stock on NASDAQ on December 31, 1999 of $2.62.

                    REPORT ON SENIOR EXECUTIVE COMPENSATION
               BY THE BOARD OF DIRECTORS' COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors (the "Committee") has furnished the following report on compensation with respect to executive officers defined under the rules of the Securities and Exchange Commission.

     The Committee is comprised of non-employee directors of the Company listed in this report. The Committee is responsible for developing and recommending the Company's executive compensation principles, policies, and programs to the Board of Directors. In addition, the Committee recommends to the Board of Directors, on an annual basis, the compensation to be paid to the Chief Executive Officer (the "CEO") and, with advice from the CEO, to each of the other executive officers of the Company, including the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executives").

     In 1999, the Committee retained an outside compensation consultant who reviewed the scope of the Company's compensation structure and made suggestions for revisions to accomplish the Committee's objectives.

COMPENSATION PHILOSOPHY

     The Company's compensation programs are meant to support and reinforce its long-term business strategy and link pay to shareholder value. The current programs provide executive officers and other key employees with the opportunity to earn market competitive salaries and incentive compensation related to performance considered to be acceptable to the Board. The objectives of the Company's executive compensation program, as developed by the Committee, are to:

     - Align compensation program design with the goals and key performance measures and expectations of the Company and each business unit.

     - Attract and retain high-quality executives with experience in the Company's marine transportation markets.

     - Reward executives for superior performance measured by corporate and business unit financial results, strategic achievements and individual contributions.

     - Align executives' interests with the long-term interests of shareholders by enabling significant Company stock ownership.

     The Company achieves these goals through a compensation strategy of competitive salaries, annual cash bonuses and the grant of stock options and other stock-based incentives.

     The marine shipping industry is extremely competitive and cyclical. Attraction and development of experienced executives in this narrow industry is challenging. The best use of the Company's assets and interests cannot be realized without the conception, development and execution of creative ideas which fully utilize worthwhile opportunities as they arise. The Company's current compensation plan allows the Compensation Committee to judge and reward executive achievement which meets these criteria.

INTERNAL REVENUE CODE SECTION 162(m) POLICY

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), precludes tax deductions for compensation paid in excess of $1 million to the Named Executives unless certain conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any lost tax deductions, if any, for such compensation will not be material as a result of this Code section. Therefore, it is the Committee's intent to take no action with respect to conforming with Section 162(m) conditions that permit tax deductions.

BASE SALARIES

     The Committee seeks to set base salaries for the Company's executive officers at levels that are competitive with those for executives with comparable roles and responsibilities, including revenue size, within the marine shipping industry. Individual executive officer salaries are reviewed annually by the Committee, which may approve increases from time to time based on individual and company performance, as well as general increases in pay levels for executives within the marine shipping industry.

     Base salary increases were granted on or about June 18, 1998 to the Named Executives and the base salary of Richard T. du Moulin was further increased to $400,000 effective July 1, 1999.

ANNUAL INCENTIVE COMPENSATION

     The Committee administers an annual cash incentive program for executive officers, as well as other management employees. Executive officers are either corporate executives or executives responsible for a significant business segment.

     Each year the Committee recommends to the Company's Board of Directors an individual cash bonus. The amount of the cash bonus reflects the Committee's consideration of such factors as earnings per share, cash flow, strategic decisions that position the Company for long-term success and individual employee contributions. Awards for selected business unit executives also vary based on business unit financial performance.

EQUITY INCENTIVE PLAN

     The 1998 Equity Incentive Plan authorizes the Committee to award stock options (both non-qualified and incentive options), stock appreciation rights, a stock bonus and restricted stock to key executives.

     Stock option and restricted stock grants are designed to align the long-term interests of the Company's executives with those of its shareholders by directly linking executive pay to shareholder return. During 1999, non-qualified options were granted pursuant to the 1998 Equity Incentive Plan at not less than fair market value on the date of grant. Both the size of such grants and the proportion relative to the total number of option shares granted are a function of the recipient's level of responsibility within the Company, stock option (and/or long-term incentive) grants provided to comparable executives within other marine shipping companies and the judgment of the Committee. There were no grants of restricted stock in 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The principles guiding compensation for the CEO are the same as those set forth for other executive officers. Due to the Company's restructuring arising from the Acquisition, Mr. du Moulin's overall compensation was under review in 1999 in conjunction with the study by the appointed compensation consultant. In 1998, Mr. du Moulin received a standard cost of living adjustment which increased his salary from $295,000 to $303,850 and in 1999, his salary was increased to $400,000. Consistent with the policy of aligning executive pay opportunity with shareholder interests, Mr. du Moulin was granted, in 1999, the option to purchase 30,000 shares of the Company's common stock for $3.18 per share pursuant to the 1998 Equity Incentive Plan.

                                          COMPENSATION COMMITTEE

                                          William M. Kearns, Jr.
                                          Stanley Rich
                                          Jerome Shelby

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and holders of more than 10% of the Company's common stock (collectively, "reporting persons") to file reports of ownership and changes in ownership of the Company's equity securities with the Securities and Exchange Commission and NASDAQ. Based upon a review of the copies of such reports furnished to the Company and written representations from the reporting persons other than executive officers and directors of the Company that no reports on Form 5 were required to be filed, the Company believes that all reports by such reporting persons were timely filed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Kearns, Rich and Shelby, all of whom are directors of the Company and none of whom are or were officers of the Company or any of its subsidiaries. During 1999, Jerome Shelby was of Counsel to the law firm of Cadwalader Wickersham & Taft and a member of the Compensation Committee. In 1999, the Company retained Cadwalader Wickersham & Taft to provide legal services.

     Set forth below is a graph comparing the cumulative total shareholder return on the Company's common stock with the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index for the five-year period ended December 31, 1999.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                     AMONG MARINE TRANSPORT CORPORATION,**
                     THE DOW JONES EQUITY MARKET INDEX AND
                   THE DOW JONES MARINE TRANSPORTATION INDEX

[MARINE TRANSPORT PERFORMANCE GRAPH]

                                                    MARINE TRANSPORT                                        DOW JONES MARINE
                                                       CORPORATION           DOW JONES EQUITY MARKET         TRANSPORTATION
                                                    ----------------         -----------------------        ----------------
12/94                                                    100.00                      100.00                      100.00
12/95                                                     98.00                      138.00                      114.00
12/96                                                    132.00                      169.00                      139.00
12/97                                                    139.00                      169.00                      168.00
6/18/98                                                    9.00                      259.00                      130.00
12/98                                                      3.00                      292.00                      103.00
12/99                                                      4.00                      351.00                      128.00

  * THE TOTAL RETURN ON THE COMPANY'S COMMON STOCK AND EACH INDEX ASSUMES THE VALUE OF EACH INVESTMENT WAS $100 ON DECEMBER 31, 1994, AND THAT ALL DIVIDENDS WERE REINVESTED.

 ** ON OR ABOUT JUNE 18, 1998, OMI CORP. CHANGED ITS NAME TO MARINE TRANSPORT
    CORPORATION AND BEGAN TO TRADE ON NASDAQ UNDER THE SYMBOL MTLX. PRIOR TO THAT DATE, OMI CORP. TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL OMM. AS A RESULT OF CERTAIN TRANSACTIONS WHICH OCCURRED CONTEMPORANEOUSLY WITH THE CHANGE OF THE NAME OF OMI CORP. TO MARINE TRANSPORT CORPORATION, THE SHAREHOLDERS OF OMI CORP.: (a) RECEIVED ONE SHARE OF STOCK IN A NEWLY CREATED MARSHALL ISLANDS CORPORATION NAMED OMI CORPORATION FOR EACH SHARE OF STOCK OF OMI CORP.; AND (b) CONTINUED TO OWN THEIR STOCK IN OMI CORP. WHICH, CONTEMPORANEOUSLY WITH THE CHANGE OF ITS NAME TO MARINE TRANSPORT CORPORATION, WAS SUBJECT TO A ONE FOR TEN REVERSE STOCK SPLIT (THE "REVERSE STOCK SPLIT"). IN ASSESSING THE PERFORMANCE OF THE COMMON STOCK OF MARINE TRANSPORT CORPORATION AS SET FORTH ABOVE, IT SHOULD BE NOTED THAT THE: (a) CHART CHRONICLES THE PERFORMANCE OF OMI CORP. FOR THE PERIOD FROM DECEMBER 31, 1994 UNTIL JUNE 18, 1998, DURING WHICH IT OPERATED BOTH ITS DOMESTIC AND INTERNATIONAL BUSINESSES (SEE "CERTAIN BACKGROUND INFORMATION CONCERNING MARINE TRANSPORT CORPORATION, ITS DIRECTORS AND ITS EXECUTIVE OFFICERS"); AND (b) PERFORMANCE OF THE STOCK OF MARINE TRANSPORT CORPORATION SINCE JUNE 18, 1998, REFLECTS THE REVERSE STOCK SPLIT.

*** THE DATE UPON WHICH THE ONE FOR TEN REVERSE STOCK SPLIT OF THE COMPANY'S
    STOCK BECAME EFFECTIVE.

                            RATIFICATION OF AUDITORS

     Pursuant to certain transactions which were consummated on or about June 17, 1998 (see "Certain Background Information"), Deloitte & Touche LLP, the Company's independent accountant for its 1996 and 1997 fiscal years, resigned. At the annual shareholders meeting of OMI Corp. held on June 15, 1998 and the annual shareholders meeting of the Company held on May 4, 1999, shareholders voted to appoint Ernst & Young LLP as independent accountants of the Company. In the two years preceding the Acquisition, there were no disagreements with Deloitte & Touche on accounting and financial disclosure, and there have been no reports from auditors which have been qualified or modified as to uncertainty, audit scope, or accounting principles, nor has there been an adverse opinion or a disclaimer of opinion.

     The Board of Directors has appointed Ernst & Young LLP as auditors of the Company and various subsidiaries for the year 2000. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if he desires so to do and to respond to appropriate questions.

     The Board of Directors recommends a vote in favor of ratification of the appointment of Ernst & Young LLP as auditors for 2000.

                PROPOSED AMENDMENT TO THE 1998 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     In June, 1998, the Company's Stockholders approved the 1998 Stock Option Plan for Non-Employee Directors (the "1998 Directors Plan"). Stockholders are being asked to approve an amendment to the plan to increase the number of shares issuable under the plan from 150,000 shares to 250,000 shares. The complete text of the proposed 1998 Directors Plan as amended is attached to this proxy statement as Exhibit A.

PURPOSE AND EFFECT OF AMENDMENT

     The Board of Directors is proposing to amend the 1998 Directors Plan to ensure that there will be a sufficient reserve of shares to permit further grants to eligible directors of the Company beyond 2000. The Board believes that stock options are critically important to attract, retain and motivate directors and that options promote and increase the interest of these individuals in the Company's development and financial success. The Board also believes that the proposed amendments will enhance materially the ability of the plan to align more effectively the interests of the Company's non-employee board members with those of the Company's stockholders.

1998 DIRECTORS PLAN AS AMENDED

     The following description of the 1998 Directors Plan is qualified in its entirety by reference to the 1998 Directors Plan, which is attached as Exhibit A.

     PURPOSE OF THE PLAN. The purpose of the Company's 1998 Directors Plan is to aid the Company in securing for itself and its stockholders the knowledge, experience and judgment of highly qualified persons who are not and have never been employees of the Company but who are willing, partially as a result of the plan, to become and remain members of the Board of Directors.

     STOCK SUBJECT TO PLAN. The stock which may be issued and sold under the plan is the common stock of the Company, up to a maximum of 250,000 shares, subject to adjustment in the event of a change in stock or reorganization.

     ELIGIBILITY. Each member of the Board is eligible to receive options in accordance with the terms of the plan, provided he or she, as of the date of a granting of an option, (i) is not an employee of the Company and (ii) is otherwise not eligible to participate in any plan of the Company that entitles such participant to acquire securities or derivative securities of the Company.

     OPTION GRANTS. Subject to the maximum number of shares which may be purchased pursuant to the 1998 Directors Plan, the Company (a) automatically granted options to purchase 7,500 shares of the Company's common stock to each eligible non-employee director serving on the Company's Board of Directors on June 18, 1998; and (b) will automatically grant to each subsequently elected or appointed eligible non-employee director the option to purchase 7,500 shares of the Company's common stock.

     GENERAL TERMS AND CONDITIONS OF OPTIONS. Each option granted under the plan entitles the optionee to purchase shares of the Company's common stock at an exercise price that is the higher of: (i) the fair market value of the common stock on the date the option is granted or (ii) the average of the fair market values of the common stock for each of the 10 days ending on the date the option is granted.

     Each option is subject to the following restrictions on exercise. Except in the event of the optionee's death, an option is not exercisable, in whole or in part, prior to the expiration of one year from the date of grant or after the expiration of ten years from the date the option was granted. In no event, however, may any option be exercised (i) prior to the expiration of six months from the date of grant, or (ii) after ten years from the date it was granted. To the extent that an option is not exercised within the ten-year period of exercisability, it expires as to the then unexercised part.

     TERMINATION OF SERVICE. An option terminates upon the termination of the optionee's directorship with the Company, and no shares may thereafter be purchased under such option except:

     - Upon retirement as a director of the Company after one year of service, each unexpired option held by the optionee will, to the extent otherwise exercisable on such date, remain exercisable, in whole or in part, for a period of one year following such retirement.

     - Upon termination of service as a director of the Company by reason of death or disability, each unexpired option held by the optionee, or in the case of death, the optionee's executors, administrators, heirs or distributees, as the case may be, becomes immediately exercisable and shall remain exercisable, in whole or in part, for a period of one year after such termination.

     CHANGE IN CONTROL. Notwithstanding other provisions of the plan, in the event of a change in control of the Company, (i) all of the optionee's then outstanding options become immediately exercisable, unless directed otherwise by a resolution adopted by the Board prior to and specifically relating to the occurrence of such change in control, and (ii) each optionee has the right within one year after such event to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the plan.

     ADJUSTMENT IN THE EVENT OF REORGANIZATION. In the event (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or the Company is the surviving corporation and there is any change in the common stock of the Company by reason of such merger or consolidation, or
(ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) there is a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event"), or (iv) the Board proposes that the Company enter into a Reorganization Event, then the Board (acting solely through members of the Board who were members of the Board prior to the occurrence of the Reorganization Event) may in its discretion take any or all of the following actions:

     - by written notice to an optionee, provide that the option be terminated unless exercised within thirty days (or such longer period as the Board shall determine in its discretion) after the date of such notice; and

     - move forward the dates upon which any or all outstanding options granted to optionee are exercisable.

     AMENDMENT OR DISCONTINUATION. The plan may be amended at any time and from time to time by the Board as the Board deems advisable including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable laws or regulations. However, the Board may not, without further approval by the stockholders of the Company, increase the maximum number of shares of common stock as to which options may be granted under the plan, increase the number of shares subject to an option, reduce the option exercise price, extend the period during which options may be granted or exercised under the plan or change the class of persons eligible to receive options under the plan. No amendment of the plan may materially and adversely affect any right of any optionee with respect to any option theretofore granted without such optionee's written consent.

     TERMINATION. This plan terminates upon the earlier of the following dates or events to occur:

     - upon the adoption of a resolution of the Board terminating the plan;

     - the date all shares of common stock subject to the plan are purchased according to the plan's provisions; or

     - ten years from the Second Closing Date (as that capitalized term is defined in the plan).

     No such termination of this plan may affect the rights of any optionee hereunder and all options previously granted hereunder will continue in force and in operation after termination of the plan, except as they may be otherwise terminated in accordance with the terms of the plan.

     CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The following discussion applies primarily to non-employee directors who are citizens or resident aliens (as defined in the Internal Revenue Code of 1986, as amended, the "Code") of the United States whose tax home or abode (as defined in the
Code) is in the United States. The following discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, the following discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular plan participant that may affect the accuracy or applicability of this discussion.

     The grant of an option under the plan will not result in taxable income to the non-employee director or an income tax deduction to the Company. The non-employee director recognizes ordinary income at the time the option is exercised in the amount by which the fair market value of the shares acquired exceeds the option price. The Company is generally entitled to a corresponding ordinary income tax deduction at that time equal to the amount of such ordinary income that is reported by the non-employee director on his or her federal income tax return.

     The Board of Directors recommends a vote in favor of the amendment.

                                 OTHER MATTERS

     The Company has no knowledge of any matters to be presented to the meeting other than those set forth above. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

     A copy of the Company's Annual Report on Form 10-K is enclosed with this Proxy Statement.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any proposals of stockholders to be presented at the Company's 2001 Annual Meeting pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices, 1200 Harbor Boulevard, Weehawken, New Jersey 07087-0901,
Attention: Secretary, not later than December 8, 2000, for inclusion in the Company's proxy statement and form of proxy for that Annual Meeting.

     Written notice of shareholder proposals to be submitted outside of SEC Rule 14a-8 for consideration at the Company's 2001 Annual Meeting but not to be included in the Company's proxy materials must be received by the Company, at the address set forth in the preceding paragraph, on or before February 22, 2001 in order to be considered timely. The persons designated as proxies by the Company for the 2001 Annual Meeting will have discretionary voting authority with respect to any shareholder proposal of which the Company did not receive timely notice.

     Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

                                          By Order of the Board of Directors

                                          /s/ PETER POPOV

                                          PETER N. POPOV
                                          Secretary

Weehawken, New Jersey
April 25, 2000

                                                                       EXHIBIT A

                          MARINE TRANSPORT CORPORATION
                              AMENDED AND RESTATED
                             1998 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                           -------------------------

     1. Purpose of the Plan. The purpose of the Marine Transport Corporation 1998 Stock Option Plan for Non-Employee Directors (the "Plan") is to aid Marine Transport Corporation (the "Company") in securing for the Company and its stockholders the benefits of having experienced and highly qualified persons who are not and have never been employees of the Company or any of its Subsidiaries or affiliates become and remain members of the Board of Directors (the "Board") of the Company and to provide to such persons the benefits of the incentive inherent in common stock ownership.

     2. Stock Subject to Plan. The stock which may be issued and sold under the Plan shall be the Common Stock (par value $0.50 per share) of the Company, of a total number not exceeding 250,000 shares, subject to adjustment as provided in Section 9. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company. Each stock option granted pursuant to the Plan is referred to herein as an "Option." In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

     3. Eligibility. Each member of the Board shall be eligible to receive Options in accordance with the terms of the Plan, provided he or she, as of the date of a granting of an Option, (i) is not an employee of the Company or any of its Subsidiaries or affiliates and (ii) is otherwise not eligible for selection to participate in any plan of the Company or any of its Subsidiaries or affiliates that entitles the participant therein to acquire securities or derivative securities of the Company. Each member of the Board who receives an Option hereunder is referred to herein as an "Optionee." As used in the Plan, "Subsidiary" means any corporation in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.

     4. Option Grants. (a) Subject to the maximum number of shares which may be purchased pursuant to the exercise of Options, as set forth in Section 2 (as such number may be adjusted pursuant to the provisions of Section 9), and to the approval of the Plan by the stockholders of the Company, an Option to purchase, in the manner and subject to the terms and conditions hereinafter provided, 7,500 shares of the Common Stock of the Company shall be and hereby is granted, without further action by the Board, as of the close of business on the Second Closing Date (as such term is defined in the Acquisition Agreement dated as of September 15, 1997 among the Company, Universal Bulk Carriers, Inc., Marine Transport Lines, Inc. ("MTL") and certain shareholders of MTL), to each person who is serving as an eligible director of the Company on such date, provided, however, that nothing contained in this section 4 (a) or in any other section of the Plan shall limit the ability of the Company's Board of Directors to award additional Options to eligible directors from time to time after the Second Closing Date in such numbers and covering such shares of the Common Stock of the Company as the Board of Directors may deem appropriate so long as the shares of the Common Stock of the Company which may be issued and sold under the Plan pursuant to any such additional Option have been properly authorized by the stockholders of the Company pursuant to this section 4 (a) or section 12 of the Plan.

     (b) Each person who subsequent to the Second Closing Date, first becomes an eligible director of the Company shall (i) on the date of the Annual or Special Meeting of Stockholders of the Company at which he or she is first elected to the Board by vote of the stockholders, or (ii) on the date of appointment to the Board with respect to a director appointed to the Board by the Board to fill a vacancy on the Board, however occurring, whether by the death, resignation or removal of any director, any increase in the number of directors comprising the Board, or otherwise, shall, by reason of such election or appointment and without further action by the Board, be granted as of the close of business on said date an Option to purchase, in the manner and subject to the terms and conditions herein provided and to the extent such number of shares remain available for such purpose hereunder, 7,500 shares of the Common Stock of the Company. In the event that the number of shares available for grants under the Plan is insufficient to make all grants hereby specified on the applicable date, then all those who become entitled to a grant on such date shall share ratably in the number of shares then available for grant under the Plan.

     (c) It is understood that the Board may, at any time and from time to time after the granting of an Option hereunder, specify such additional terms, conditions and restrictions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

     5. General Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

          (a) The Option exercise price with respect to that portion of the shares of Common Stock covered by each Option granted pursuant to Section 4(b) which become exercisable on the first anniversary date of the grant of the Option (the "Initial Exercise Price for Section 4(b) Options") shall be the higher of: (i) the Fair Market Value (as defined below) of the Common Stock on the date the Option is granted or (ii) the average of the Fair Market Values of the Common Stock for each of the 10 days ending on the date the Option is granted. The Option exercise price with respect to that portion of the shares of Common Stock covered by each Option granted pursuant to Section 4(a) which become exercisable on the first anniversary date of the Option (the "Initial Exercise Price for Section 4(a) Options") shall be the average of the Fair Market Values of the Common Stock for each of the 10 days following the Second Closing Date.

          Fair Market Value on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market System, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market System, the mean between the bid and offered prices as quoted by the National Association of Securities Dealers through Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, fair market value will be determined by such other method as the Board determines in good faith to be reasonable.

          (b) Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement. The Option Agreement shall not be a precondition to the granting of Options; however, no person shall have any rights under any Option granted under the Plan unless and until the Optionee to whom such Option shall have been granted shall have executed and delivered to the Company an Option Agreement. A fully executed original of the Option Agreement shall be provided to both the Company and the Optionee.

          (c) All Options shall be nonstatutory stock options not intended to qualify as stock options entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (d) Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

          (e) Each Option shall be subject to the following restrictions on exercise:

             (i) The Option is not immediately exercisable. Except in the event of the Optionee's death, an Option shall not be exercisable, in whole or in part, prior to the expiration of one (1) year from the date of grant or after the expiration of ten years from the date the Option was granted. To the extent that an Option is not exercised within the ten-year period of exercisability, it shall expire as to the then unexercised part.

             (ii) Subject to Sections 5(e)(i), 6 and 7, the total number of shares of Common Stock covered by the Option (as such number may be adjusted pursuant to the provisions of Section 9) shall become exercisable on the first anniversary date of the grant of the Option.

             (iii) An Option shall not be exercisable with respect to a fractional share or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the Option.

             (iv) Except as provided in Section 6, an Option shall not be exercisable in whole or in part unless the Optionee, at the time the Optionee exercises the Option, is, and has been at all times since the date of grant of the Option, a director of the Company.

             (v) An Option may only be exercised by delivery of written notice of the exercise to the Company specifying the number of shares to be purchased and by making payment in full for the shares of Common Stock being acquired thereunder at the time of exercise (including applicable withholding taxes, if any); unless the Option Agreement shall otherwise provide, such payment shall be made

                  (A) in United States dollars by check or bank draft, or

                  (B) by tendering to the Company Common Stock shares already owned for at least six (6) months by the person exercising the Option, which may include shares received as the result of a prior exercise of an

             Option, and having a Fair Market Value equal to the cash exercise price applicable to such Option, or

                  (C) by a combination of United States dollars and Common Stock shares as aforesaid, or

                  (D) in accordance with a cashless exercise program under
             which, if so instructed by the Optionee, shares of Common Stock may be issued directly to the Optionee's broker or dealer upon receipt of the purchase price for such shares in cash from the broker or dealer.

             (vi) If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of shares upon any national securities exchange or the Nasdaq National Market or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares hereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

     6. Termination of Service. An Option shall terminate upon the termination, for any reason, of the Optionee's directorship with the Company, and no shares may thereafter be purchased under such Option except as follows:

          (a) Upon retirement as a director of the Company after one (1) year of service, each unexpired Option held by the Optionee shall, to the extent otherwise exercisable on such date, remain exercisable, in whole or in part, for a period of one (1) year following such retirement.

          (b) Upon termination of service as a director of the Company by reason of death or disability each unexpired Option held by the Optionee, or in the case of death, the Optionee's executors, administrators, heirs or distributees, as the case may be, shall become immediately exercisable and shall remain exercisable, in whole or in part, for a period of one (1) year after such termination. Disability shall mean an inability as determined by the Board to perform duties and services as a director of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than six (6) months.

     In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representative of the deceased Optionee's estate or the proper legatees or distributees thereof.

     In no event, however, may an Option be exercised (i) prior to the expiration of six (6) months from the date of grant, or (ii) after ten (10) years from the date it was granted.

     7. Change in Control. (a) Notwithstanding other provisions of the Plan, but subject to Section 6 and 7(c), in the event of a change in control of the Company, (i) all of the Optionee's then outstanding Options shall immediately become exercisable, unless directed otherwise by a resolution adopted by the Board prior to and specifically relating to the occurrence of such change in control, and (ii) each Optionee shall have the right within one (1) year after such event to exercise the Option in full notwithstanding any limitation or restriction in any Option Agreement or in the Plan.

     (b) For purposes of this Section 7, a "change in control" shall mean a change in control with respect to the Company, occurring on or after the Second Closing Date, that would be required to be reported in response to Item 1 (a) of the Current Report on Form 8-K, as in effect on the Second Closing Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any "person" (as defined in Section 3(9) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of 20% or more of the securities of the Company which are entitled to vote. Notwithstanding anything aforesaid to the contrary, a change in control with respect to the Company shall be deemed to have occurred if individuals who constitute the Board on the Second Closing Date, cease for any reason to constitute at least a majority of the Board.

     (c) In no event, however, may any Option be exercised (i) prior to the expiration of six (6) months from the date of grant, or (ii) after ten (10) years from the date it was granted.

     8. Purchase for Investment. (a) Except as hereafter provided, the holder of an Option shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (a) issuances by the Company so long as the shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (b) reofferings of shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities
Act) if the shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

     (b) The Company may endorse such legend or legends upon the certificates for shares issued upon exercise of an Option granted hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its discretion, it determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act.

     9. Adjustment in the Event of Change in Stock; Reorganization. (a) In the event of changes in the outstanding Common Stock of the Company after the Second Closing Date by reason of stock dividend, reverse split, subdivision, recapitalization, split-up, combination or exchange of shares, reorganization or liquidation, extraordinary dividend payable in cash or property, and the like, the aggregate number and class of shares available under the Plan, and the number, class and the price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted by the Board, whose determination shall be conclusive.

     (b) In the event (i) the Company is merged or consolidated with another corporation and the company is not the surviving corporation, or the Company shall be the surviving corporation and there shall be any change in the Common Stock of the Company by reason of such merger or consolidation, or (ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) there is a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event"), or
(iv) the Board shall propose that the Company enter into a Reorganization Event, then the Board (acting solely through members of the Board who were members of the Board prior to the occurrence of the Reorganization Event) may in its discretion take any or all of the following actions:

          (A) by written notice to Optionee, provide that the Option shall be terminated unless exercised within thirty days (or such longer period as the Board shall determine in its discretion) after the date of such notice; and

          (B) advance the dates upon which any or all outstanding Options granted to Optionee shall be exercisable.

     Whenever deemed appropriate by the Board, any action referred to in this
Section 9(b) may be made conditional upon the consummation of the applicable Reorganization Event.

     (c) Any adjustments or other action pursuant to this Section 9 shall be made by the Board and the Board's determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

     10. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of all Option Agreements. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except as may expressly be provided by statute.

     11. Miscellaneous Provisions. (a) Except as expressly provided for in the Plan, no director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any eligible director any right to be retained in the service of the Company as a director or otherwise.

     (b) An Optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Optionee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

     (c) It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of an Option that the Optionee (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount, in cash and/or Common Stock, as may be requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state, local or foreign income or other taxes; provided, however, that such withholding obligation may be met by the withholding of Common Stock otherwise deliverable to the Optionee in accordance with such procedures as may be adopted by the Board; provided, further, however, the amount of Common Stock so withheld shall not exceed the minimum required withholding obligation. If the amount requested is not paid, the Company may refuse to issue the shares of Common Stock.

     (d) The expenses of the Plan shall be borne by the Company.

     (e) The Plan shall be unfunded. Neither the Company nor the Board shall be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors. Proceeds from the sale of shares pursuant to Options however shall constitute general funds of the Company. Neither the Company, a Subsidiary or the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

     (f) By accepting any Option or other benefit under the Plan, each Optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Company or the Board.

     (g) An Optionee shall have no voting rights or other rights of stockholders with respect to shares which are subject to an Option, nor shall cash dividends accrue or be payable with respect to any such shares.

     (h) The Plan shall be governed by and construed in accordance with the laws of the State of New York.

     (i) No fractional shares shall be issued upon the exercise of an Option. If a fractional share shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

     12. Amendment or Discontinuance. Except as provided in this Section 12, the Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations. Except as provided in Section 9 above, the Board may not, without further approval by the stockholders of the Company, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the Option exercise price described in Section 5(a), extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any Optionee with respect to any Option theretofore granted without such Optionee's written consent.

     13. Limits of Liability. (a) Any liability of the Company to any participant with respect to an Option award shall be based solely upon contractual obligations, if any, created by the Plan and the Option Agreement.

     (b) Neither the Company nor or any member of the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     14. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan;

     (b) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or

     (c) ten years from the Second Closing Date.

No such termination of this Plan shall affect the rights of any Optionee hereunder and all Options previously granted hereunder shall continue in force and in operation after termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

                            [MARINE TRANSPORT LOGO]

                          Marine Transport Corporation

                                   Notice of
                                 Annual Meeting
                                      and
                                Proxy Statement

                                 Annual Meeting
                                of Stockholders

                                  May 25, 2000
                                   9:00 A.M.
                               The Model Room of
                            The New York Yacht Club,
                              37 West 44th Street,
                               New York, New York

PROXY

                          MARINE TRANSPORT CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MARINE TRANSPORT CORPORATION

   The undersigned stockholder hereby appoints Richard T. du Moulin and Mark L. Filanowski or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of Marine Transport Corporation (the "Company"), to be held at 9:00 a.m., local time, on Thursday, May 25, 2000, at The Model Room of The New York Yacht Club, 37 West 44th Street, New York, New York, or at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company owned of record by the undersigned at the close of business on April 18, 2000, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof, for the purposes more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the meeting:

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)



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
                                                     Please mark
                                                   your votes as
                                                    indicated in
                                                   this example.     [X]


                                              FOR               WITHHOLD
                                          all nominees         AUTHORITY
                                          listed below       to vote for all
                                        (except as marked       nominees
                                         to the contrary)     listed below
(A) ELECTION OF DIRECTORS                     [ ]                  [ ]
    (INSTRUCTION: TO WITHHOLD AUTHORITY
    TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    STRIKE A LINE THROUGH THE NOMINEE'S
    NAME IN THE LIST BELOW.)

    Nominees:  Paul B. Gridley           Michael Klebanoff
               William M. Kearns, Jr.

(B) APPOINTMENT OF ERNST & YOUNG LLP          FOR  AGAINST  ABSTAIN
    AS INDEPENDENT AUDITORS                   [ ]    [ ]      [ ]

(C) AMENDMENT TO THE MARINE TRANSPORT         FOR  AGAINST  ABSTAIN
    CORPORATION 1998 STOCK OPTION PLAN        [ ]    [ ]      [ ]
    FOR NON-EMPLOYEE DIRECTORS INCREASING
    THE TOTAL NUMBER OF SHARES ISSUABLE
    UNDER THE PLAN TO 250,000

(D) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR THE APPOINTMENT OF INDEPENDENT AUDITORS AND FOR THE AMENDMENT TO THE MARINE TRANSPORT CORPORATION 1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

Signature(s)_____________________________________________Date___________________

(IMPORTANT: Please sign exactly as your name or names appear on the label affixed hereto, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.)

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